KRAMER LEVIN NAFTALIS & FRANKEL LLP

Exhibit (i)(2)

February 28, 2014

North American Government Bond Fund, Inc.
666 Fifth Avenue, 11th Floor
New York, NY 10103

Re:	North American Government Bond Fund, Inc.
Post-Effective Amendment No. 32
File No. 33-53598; ICA No. 811-7292

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 32 to Registration Statement No. 33-53598 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP

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